COMPANY CONTACTS:		AT FINANCIAL RELATIONS BOARD:
James Mead	Ryan Bowie	Tim Grace	Leslie Loyet
Chief Financial Officer	Treasurer	Media Inquiries	Analyst Inquiries
(312) 658-5740	(312) 658-5766	(312) 640-6667	(312) 640-6672

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 28, 2007

STRATEGIC HOTELS & RESORTS REPORTS FOURTH QUARTER AND

FULL YEAR 2006 FINANCIAL RESULTS

CHICAGO – February 28, 2007 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the fourth quarter and year ended December 31, 2006.

Fourth Quarter Financial Highlights

•	Total North American Total RevPAR increased 8.6 percent and RevPAR increased 11.9 percent. Growth was driven by an 11.0 percent increase in ADR.

•	North American same store Total RevPAR increased 9.6 percent and RevPAR increased 12.3 percent. Growth was driven by an 8.8 percent increase in ADR.

•

North American same store EBITDA margins contracted 90 basis points. Fourth quarter financial results were adversely impacted by a correction for property-level errors in the accounting of certain expenses by Ritz-Carlton at the Half Moon Bay property in 2006. Excluding this property, North American same store EBITDA margins expanded 120 basis points.

•

Total North American gross operating profit margins expanded 170 basis points. Excluding the Ritz-Carlton Half Moon Bay, total North American gross operating profit margins expanded 310 basis points. Total North American gross operating profit per room increased 14.2 percent.

•	Total European Total RevPAR increased 27.1 percent and RevPAR increased 25.4 percent, driven by a 22.2 percent increase in ADR.

•	Quarterly Comparable EBITDA was $55.8 million.

•	Comparable FFO was $0.30 per fully converted share.

Strategic Hotels & Resorts

Full Year 2006 Financial Highlights

•	Total North American Total RevPAR increased 9.1 percent and RevPAR increased 10.7 percent. Growth was driven by a 10.7 percent increase in ADR.

•	North American same store Total RevPAR increased 7.9 percent and RevPAR increased 9.4 percent. Growth was driven by a 9.0 percent increase in ADR.

•	North American same store EBITDA margins expanded 160 basis points.

•	Total North American gross operating profit margins expanded 210 basis points. Total North American gross operating profit per room increased 15.9 percent.

•	Total European Total RevPAR increased 17.6 percent and RevPAR increased 15.9 percent. Growth was driven by a 10.8 percent increase in ADR.

•	Full year 2006 Comparable EBITDA was $197.7 million.

•	Comparable FFO was $1.41 per fully converted share.

Fourth Quarter Events

•

The company completed a refinancing of the $202.0 million loan securing the InterContinental Chicago and Miami hotels. The company replaced the existing loan with financings totaling $211.0 million, reducing the borrowing cost from LIBOR plus 175 basis points to an average of LIBOR plus 50 basis points.

Subsequent Events

•

The company completed a refinancing of the €68.3 million loan securing the InterContinental Prague. The company replaced the existing loan with a €104.0 million loan, reducing the borrowing cost from EURIBOR plus 150 basis points to EURIBOR plus 125 basis points.

Laurence Geller, chief executive officer of Strategic Hotels & Resorts, commented, “The continued strength of our properties’ revenue metrics reflects the high growth potential of our acquired hotels. Since our IPO in 2004, we have successfully integrated over $3.0 billion in acquisitions and have created a distinctive portfolio of high-end, irreplaceable hotels with substantial potential for long-term operational and property growth and performance. Over the past year, we strengthened our financial platform, expanded our management team and developed executable master plans for our properties. Going forward, our focus is on execution.”

“Same store” hotel comparisons for the fourth quarter 2006 are derived from the company’s North American portfolio at December 31, 2006, consisting of properties held for five or more quarters, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain ten properties and

Strategic Hotels & Resorts

exclude the Four Seasons Washington, D.C., acquired on March 1, 2006, the unconsolidated Hotel del Coronado, acquired on January 9, 2006, the Hyatt Regency New Orleans, which was taken out of service on August 29, 2005 due to damage resulting from Hurricane Katrina, the Westin St. Francis, acquired on June 1, 2006, the Ritz-Carlton Laguna Niguel, acquired on July 7, 2006, and the Fairmont Scottsdale Princess, acquired on September 1, 2006.

“Same store” hotel comparisons for the full year 2006 are derived from the company’s North American portfolio at December 31, 2006, consisting of properties held for two or more fiscal years, in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, same store comparisons contain seven properties and exclude the InterContinental Chicago and InterContinental Miami, both acquired on April 1, 2005, the Fairmont Chicago, acquired on September 1, 2005, the Four Seasons Washington, D.C., the Hotel del Coronado, the Hyatt Regency New Orleans, the Westin St. Francis, the Ritz-Carlton Laguna Niguel and the Fairmont Scottsdale Princess.

Total North American hotel comparisons are derived from the company’s hotel portfolio at December 31, 2006, consisting of properties in which operations are included in the consolidated results of the company, and that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. As a result, total North American portfolio comparisons contain twelve properties and exclude the Four Seasons Washington, D.C., the Ritz-Carlton Laguna Niguel, the Hotel del Coronado and the Hyatt Regency New Orleans. Period-over-period comparisons for the total North American portfolio are calculated using full period results which may include prior ownership periods.

Total European hotel comparisons are derived from the Company’s European owned and leased hotel properties at December 31, 2006 consisting of the London Marriott Hotel Grosvenor Square, Paris Marriott Champs-Elysees, Hamburg Marriott and InterContinental Praha.

Operating Results

The company reported a net loss available to common shareholders of $6.1 million, or $0.08 per diluted share for the fourth quarter of 2006, compared to net income of $14.0 million, or $0.32 per diluted share, for the fourth quarter of 2005.

For the year ended December 31, 2006, the company reported net income available to common shareholders of $95.6 million, or $1.39 per diluted share, compared to net income of $23.5 million, or $0.66 per diluted share for the year ended December 31, 2005.

Adjusted EBITDA for the fourth quarter of 2006 was $52.1 million, compared to $40.5 million for the fourth quarter of 2005. Excluding loss on early extinguishment of debt of $2.2 million, planning costs related to the New Orleans Jazz District of $1.0 million, and a post closing adjustment on sale of assets of $0.4 million, Comparable EBITDA was $55.8 million for the quarter, versus Comparable EBITDA of $27.4 million for the fourth quarter of 2005 after excluding loss on early extinguishment of debt of $8.1 million and gain on sale of assets of $21.2 million.

For the year ended December 31, 2006, Adjusted EBITDA was $270.6 million, compared to $129.1 million for the year ended December 31, 2005. Excluding gain on sale of assets of $88.9 million, termination costs of $9.9 million, planning costs related to the New Orleans Jazz District of $3.0 million,

Strategic Hotels & Resorts

and loss on early extinguishment of debt of $3.2 million, Comparable EBITDA was $197.7 million for the year ended December 31, 2006, versus $116.0 million for the year ended December 31, 2005 after excluding gain on sale of assets of $21.2 million and loss on early extinguishment of debt of $8.1 million.

FFO in the fourth quarter of 2006 was $20.3 million, or $0.26 per fully converted share, compared to $9.2 million, or $0.17 per fully converted share in the fourth quarter of 2005. Excluding loss on early extinguishment of debt of $2.2 million, planning costs related to the New Orleans Jazz District of $1.0 million and the related net tax benefits of $0.1 million, Comparable FFO for the fourth quarter of 2006 was $23.3 million, or $0.30 per fully converted share, versus $17.3 million, or $0.33 per fully converted share, for the fourth quarter of 2005 after excluding loss on early extinguishment of debt of $8.1 million. “Fully converted” per share results represent FFO before certain minority interest adjustments, divided by the weighted average total number of shares, restricted stock units, stock options and operating company units convertible into shares.

For the year ended December 31, 2006, the company reported FFO of $87.3 million, or $1.24 per fully converted share, compared to $61.3 million, or $1.37 per fully converted share for the year ended December 31, 2005. Excluding termination costs of $9.9 million and the related tax benefit of $3.8 million, planning costs related to the New Orleans Jazz District of $3.0 million and the related tax benefit of $0.6 million, and loss on early extinguishment of debt of $3.2 million, Comparable FFO for the year ended December 31, 2006 was $98.9 million or $1.41 per fully converted share, versus $69.4 million or $1.55 per fully converted share for the year ended December 31, 2005 after excluding loss on early extinguishment of debt of $8.1 million. Year-over-year Comparable FFO per share comparisons are negatively impacted by the Hyatt Regency New Orleans, which was taken out of service by Hurricane Katrina in August 2005, and several other one-time contributions to Comparable FFO in 2005.

North American same store Total RevPAR increased 9.6 percent during the fourth quarter of 2006 over the prior period in 2005, driven by 6.4 percent growth in non-room revenues and 12.3 percent growth in RevPAR. Same store ADR grew 8.8 percent. For the year ended December 31, 2006, same store Total RevPAR increased 7.9 percent, driven by 6.5 percent growth in non-room revenues and 9.4 percent growth in RevPAR. Same store ADR grew 9.0 percent.

Total North American Total RevPAR increased 8.6 percent during the fourth quarter of 2006 over the prior period in 2005, driven by 4.9 percent growth in non-room revenues and 11.9 percent growth in RevPAR. Total North American ADR grew 11.0 percent. For the year ended December 31, 2006, Total North American Total RevPAR increased 9.1 percent, driven by 7.1 percent growth in non-room revenues and 10.7 percent growth in RevPAR. Total North American ADR grew 10.7 percent.

Total European Total RevPAR for the fourth quarter of 2006 increased 27.1 percent over the fourth quarter of 2005, due to 34.3 percent growth in non-room revenues and 25.4 percent growth in RevPAR. RevPAR growth was driven by a 22.2 percent increase in ADR. For the year ended December 31, 2006, Total RevPAR increased 17.6 percent, due to 22.2 percent growth in non-room revenues and 15.9 percent growth in RevPAR. RevPAR growth was driven by a 10.8 percent increase in ADR.

North American same store EBITDA margins contracted 90 basis points in the fourth quarter of 2006 compared to the prior period in 2005. Margin expansion driven by ADR growth was offset by a

Strategic Hotels & Resorts

correction for property-level errors in the accounting of certain expenses by Ritz-Carlton at the Half Moon Bay property. Excluding this property, EBITDA margins increased 120 basis points. Total North American gross operating profit margins increased 170 basis points in the fourth quarter of 2006 compared to the prior period in 2005. Excluding the Ritz-Carlton Half Moon Bay, total North American gross operating profit margins increased 310 basis points.

For the year ended December 31, 2006, North American same store EBITDA margins expanded 160 basis points compared to the year ended December 31, 2005. Total North American gross operating profit margins increased 150 basis points.

2006 Portfolio Review

•

The company closed on seven acquisitions totaling $2.4 billion, including the Hotel del Coronado, the Four Seasons Washington, D.C., the Westin St. Francis, the Ritz-Carlton Laguna Niguel, the Marriott Grosvenor Square, the InterContinental Prague and the Fairmont Scottsdale Princess.

•	The company closed on two dispositions totaling $181.0 million, including the Marriott Rancho Las Palmas and the Hilton Burbank Airport.

•	The company closed on the acquisition of the La Solana Hotel and Villas development site in Nayarit, Mexico, which is adjacent to the company’s existing Four Seasons Punta Mita Hotel.

•

The company entered into an agreement to acquire at completion an interest in a to-be-built mixed use building adjacent to the Fairmont Chicago property, consisting of approximately 15 floors that will primarily house 210 hotel suites, meeting and prefunction space, the hotel lobby and related areas, for approximately $82.4 million.

2006 Capital Market Activity Review

•	The company closed two public offerings of Cumulative Redeemable Preferred Stock with net proceeds totaling $249.7 million after underwriting discounts and offering expenses.

•	The company closed on two common stock offerings, including the sale of 24,100,000 primary shares resulting in net proceeds of $470.2 million after underwriting discounts and offering expenses.

•	The company completed debt financings and refinancings totaling approximately $1.6 billion.

Quarterly Distribution

The Board of Directors previously declared on December 4, 2006 a quarterly dividend of $0.23 per share of common stock, payable to shareholders of record as of the close of business Friday, December 26, 2006. The dividend was paid on January 10, 2007. Additionally, for shareholders of record as of December 15, 2006, the Board declared a quarterly dividend of $0.53125 per share of 8.50% Series A Cumulative Redeemable Preferred Stock, $0.51563 per share of 8.25% Series B Cumulative Redeemable Preferred Stock, and $0.51563 per share of 8.25% Series C Cumulative Redeemable Preferred Stock. The preferred stock dividends were paid on December 29, 2006.

Strategic Hotels & Resorts

2007 Outlook

For the year ending December 31, 2007, the company anticipates that Comparable EBITDA will be in the range of $259.7 million to $267.2 million, Comparable FFO will be in the range of $117.3 million to $124.8 million, and Comparable FFO per fully converted share in the range of $1.50 to $1.60.

The company expects 2007 North American same store Total RevPAR growth to be in the range of 5.5 percent to 6.5 percent, and RevPAR growth to be in the range of 6.5 percent to 7.5 percent.

The company expects 2007 total North American Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and RevPAR growth to be in the range of 7.5 percent to 8.5 percent. The total North American portfolio includes all consolidated North American properties as of January 1, 2007.

The following tables reconcile projected 2007 net income to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Income / (Loss)	$16.1	$23.5
Deferred Tax on Realized Portion of Deferred Gain	1.3	1.3
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Depreciation	99.9	99.9
Depreciation from Unconsolidated Affiliates	6.0	6.0
Minority Interests	0.7	0.8
Adjustments from Consolidated Joint Ventures	(2.1)	(2.1)

Comparable Funds from Operations	$117.3	$124.8
Comparable FFO per Fully Converted Share	$1.50	$1.60

	Low Range	High Range
Net Income / (Loss)	$16.1	$23.5
Preferred Shareholder Dividends	29.8	29.8
Realized Portion of Deferred Gain on Sale Leasebacks	(4.6)	(4.6)
Depreciation	99.9	99.9
Minority Interests	0.7	0.8
Adjustments from Consolidated Joint Ventures	(4.1)	(4.1)
Interest Expense	86.9	86.9
Adjustments from Unconsolidated Affiliates	26.0	26.0
Income Taxes	9.0	9.0

Comparable EBITDA	$259.7	$267.2

Strategic Hotels & Resorts

The company’s 2007 guidance includes the following assumptions:

•	North American same store Total RevPAR growth in the range of 5.5 percent to 6.5 percent and RevPAR growth in the range of 6.5 percent to 7.5 percent;

•	Total North American Total RevPAR growth in the range of 6.5 percent to 7.5 percent and RevPAR growth in the range of 7.5 percent to 8.5 percent;

•	A 50 to 100 basis point increase in North American same store EBITDA margins and a 125 to 175 basis point expansion in total North American gross operating profit margins;

•	No impact from the Hyatt Regency New Orleans. For the purposes of guidance, no benefit or expense is assumed to contribute to EBITDA and no insurance settlement is considered;

•	No acquisition, disposition or capital raising activity;

•	Furniture, fixtures and equipment spending of $44 million funded from property FF&E reserves;

•	Capital expenditures in excess of reserves for FF&E totaling $45 million which cause displacement in revenues resulting in an approximate reduction in EBITDA totaling $4 million through the year;

•	No asset management fee income from distributed assets as the company’s agreement was terminated in 2006;

•	Adjusted EBITDA contribution of $2 million on European leaseholds (lease revenue less lease expense and amortization of deferred gains applicable to the Marriott Paris and Hamburg);

•	Corporate expenses of $28 million;

•	Average LIBOR rate of 5.35%;

•	No foreign exchange gain or loss. The company will begin excluding foreign exchange gain or loss related to the periodic revaluation of liabilities from Comparable EBITDA and FFO beginning in 2007;

•	Current and deferred taxes of $9.0 million; and

•	No contribution to Comparable EBITDA or FFO from residential sales at the Hotel del Coronado and Four Seasons Punta Mita.

Strategic Hotels & Resorts

First Quarter 2007 Guidance

For the first quarter of 2007, the company anticipates that Comparable EBITDA will be in the range of $53.1 million to $55.6 million, Comparable FFO will be in the range of $20.0 million to $22.5 million, and Comparable FFO per fully converted share in the range of $0.26 to $0.29.

The company expects first quarter 2007 North American same store Total RevPAR growth to be in the range of 6.5 percent to 7.5 percent, and first quarter 2007 RevPAR growth to be in the range of 8.5 percent to 9.5 percent.

The company expects first quarter 2007 total North American Total RevPAR growth to be in the range of 4.5 percent to 5.5 percent, and first quarter 2007 RevPAR growth to be in the range of 6.5 percent to 7.5 percent.

The following tables reconcile projected first quarter 2007 net loss to projected Comparable FFO and Comparable EBITDA (in millions, except per share data):

	Low Range	High Range
Net Loss	$(7.3)	$(4.8)
Deferred Tax on Realized Portion of Deferred Gain	0.3	0.3
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	27.1	27.1
Depreciation from Unconsolidated Affiliates	1.5	1.5
Minority Interests	0.0	0.0
Adjustments from Consolidated Joint Ventures	(0.5)	(0.5)

Comparable Funds from Operations	$20.0	$22.5
Comparable FFO per Fully Converted Share	$0.26	$0.29

	Low Range	High Range
Net Loss	$(7.3)	$(4.8)
Preferred Shareholder Dividends	7.5	7.5
Realized Portion of Deferred Gain on Sale Leasebacks	(1.1)	(1.1)
Depreciation	27.1	27.1
Minority Interests	0.0	0.0
Adjustments from Consolidated Joint Ventures	(1.0)	(1.0)
Interest Expense	21.0	21.0
Adjustments from Unconsolidated Affiliates	6.4	6.4
Income Taxes	0.5	0.5

Comparable EBITDA	$53.1	$55.6

Earnings Call

The company will conduct its fourth quarter and Year 2006 conference call for investors and other interested parties on Thursday, March 1 at 11:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at (800) 810-0924 (toll international: (913) 981-4901). To participate on the webcast, log on to www.strategichotels.com or www.earnings.com 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast

Strategic Hotels & Resorts

will be available beginning at 2:00 p.m. ET on March 1, 2007, through 12:00 midnight ET on March 8, 2007. To access the replay, dial (888) 203-1112 (toll international: (719) 457-0820) and request replay pin number 4469117. A replay of the call will also be available on the Internet at www.strategichotels.com or www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts website at www.strategichotels.com within the investor relations section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 20 properties with an aggregate of 10,000 rooms. For further information, please visit the company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Revenues:
Rooms	$122,247	$60,193	$381,019	$224,850
Food and beverage	88,505	43,877	244,022	144,860
Other hotel operating revenue	27,247	12,356	74,075	43,045

	237,999	116,426	699,116	412,755
Lease revenue	4,550	3,294	20,257	16,787

Total revenues	242,549	119,720	719,373	429,542

Operating Costs and Expenses:
Rooms	31,260	15,535	95,161	54,493
Food and beverage	60,537	29,862	170,141	100,689
Other departmental expenses	61,711	33,516	181,495	114,005
Management fees	10,485	3,058	26,774	13,865
Other hotel expenses	17,516	6,821	47,659	25,024
Lease expense	3,265	3,210	13,682	13,178
Depreciation and amortization	25,778	12,013	75,135	43,753
Corporate expenses	7,030	6,237	25,383	21,023

Total operating costs and expenses	217,582	110,252	635,430	386,030

Operating income	24,967	9,468	83,943	43,512

Interest expense	(20,800)	(7,843)	(51,111)	(33,047)
Interest income	999	942	4,263	2,005
Loss on early extinguishment of debt	(2,150)	(6,540)	(2,150)	(6,540)
Equity in (losses) earnings of joint ventures	(1,320)	503	(1,066)	2,818
Other income, net	712	1,195	4,400	5,541

Income (loss) before income taxes, minority interests and discontinued operations	2,408	(2,275)	38,279	14,289
Income tax expense	(563)	(39)	(3,320)	(2,401)
Minority interest (expense) income in SHR’s operating partnership	(9)	368	(703)	(2,937)
Minority interest expense in consolidated affiliates	(32)	—	(763)	—

Income (loss) from continuing operations	1,804	(1,946)	33,493	8,951
(Loss) income from discontinued operations, net of tax and minority interests	(468)	18,077	86,636	21,309

Net income	1,336	16,131	120,129	30,260
Preferred shareholder dividends	(7,462)	(2,125)	(24,543)	(6,753)

Net (loss) income available to common shareholders	$(6,126)	$14,006	$95,586	$23,507

Basic (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.07)	$(0.09)	$0.13	$0.06
(Loss) income from discontinued operations per share	(0.01)	0.41	1.27	0.60

Net (loss) income available to common shareholders per share	$(0.08)	$0.32	$1.40	$0.66

Weighted-average common shares outstanding	75,713	44,086	68,286	35,376

Diluted (Loss) Income Per Share:
(Loss) income from continuing operations available to common shareholders per share	$(0.07)	$(0.09)	$0.13	$0.06
(Loss) income from discontinued operations per share	(0.01)	0.41	1.26	0.60

Net (loss) income available to common shareholders per share	$(0.08)	$0.32	$1.39	$0.66

Weighted-average common shares outstanding	75,713	44,086	68,569	35,577

Consolidated Balance Sheets

(in thousands, except share data)

	Years Ended December 31,
	2006	2005
Assets
Property and equipment	$2,644,120	$1,300,250
Less accumulated depreciation	(268,991)	(217,695)

Net property and equipment	2,375,129	1,082,555

Goodwill	421,516	66,656
Intangible assets (net of accumulated amortization of $3,166 and $1,340, respectively)	45,793	2,129
Investment in joint ventures	71,349	15,533
Cash and cash equivalents	86,462	65,017
Restricted cash and cash equivalents	73,400	32,115
Accounts receivable (net of allowance for doubtful accounts of $809 and $427, respectively)	70,282	31,286
Deferred financing costs (net of accumulated amortization of $2,194 and $969, respectively)	10,701	7,544
Deferred tax assets	43,555	35,594
Other assets	57,522	84,093
Insurance recoveries receivable	—	25,588

Total assets	$3,255,709	$1,448,110

Liabilities and Shareholders’ Equity
Liabilities:
Mortgages and other debt payable	$1,442,865	$633,380
Bank credit facility	115,000	26,000
Accounts payable and accrued expenses	186,293	85,247
Distributions payable	18,175	11,531
Deferred tax liabilities	24,390	5,239
Deferred gain on sale of hotels	107,474	99,970
Insurance proceeds received in excess of insurance recoveries receivable	20,794	—

Total liabilities	1,914,991	861,367
Minority interests in SHR’s operating partnership	12,463	76,030
Minority interests in consolidated affiliates	10,965	11,616

Shareholders’ equity:
8.5% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,000,000 shares issued and outstanding; liquidation preference $25.00 per share)	97,553	97,553
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share)	110,775	—
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share)	138,940	—
Common shares ($0.01 par value; 150,000,000 common shares authorized; 75,406,727 and 43,878,273 common shares issued and outstanding, respectively)	753	439
Additional paid-in capital	1,224,400	688,250
Deferred compensation	—	(1,916)
Accumulated deficit	(265,435)	(294,755)
Accumulated other comprehensive income	10,304	9,526

Total shareholders’ equity	1,317,290	499,097

Total liabilities and shareholders’ equity	$3,255,709	$1,448,110

Non-GAAP Financial Measures

In addition to REIT hotel income, six other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Converted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); Adjusted EBITDA; and Comparable EBITDA. A reconciliation of these measures to net income available to common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding (losses) or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Converted, which is FFO plus minority interest expense on convertible minority interests. We also present Comparable FFO, which is FFO- Fully Converted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Converted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income available to common shareholders excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible minority interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We also present Comparable EBITDA, which eliminates the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses and other non-recurring charges. We believe EBITDA, Adjusted EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA, Adjusted EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA should not be considered as an alternative measure of our net income or operating performance. FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income available to common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, FFO - Fully Converted, Comparable FFO, EBITDA, Adjusted EBITDA and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net (loss) income available to common shareholders, and provide an explanatory description by footnote of the items excluded from FFO, FFO - Fully Converted, EBITDA and Adjusted EBITDA. Prior year amounts have been adjusted to conform to the current year presentation on a fully converted basis.

Reconciliation of Net (Loss) Income Available to Common Shareholders to EBITDA, Adjusted EBITDA

and Comparable EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Net (loss) income available to common shareholders	$(6,126)	$14,006	$95,586	$23,507
Depreciation and amortization - continuing operations	25,778	12,013	75,135	43,753
Depreciation and amortization - discontinued operations	—	1,555	2,535	8,853
Interest expense - continuing operations	20,800	7,843	51,111	33,047
Interest expense - discontinued operations	(63)	999	1,855	4,702
Income taxes - continuing operations	563	39	3,320	2,401
Income taxes - discontinued operations	—	(1,103)	(3,981)	(1,103)
Minority interests	3	3,057	1,827	7,396
Adjustments from consolidated affiliates	(1,014)	—	(4,310)	—
Adjustments from unconsolidated affiliates	5,912	1,031	27,431	4,166
Preferred shareholder dividends	7,462	2,125	24,543	6,753

EBITDA (a)	53,315	41,565	275,052	133,475
Realized portion of deferred gain on sale leasebacks	(1,189)	(1,061)	(4,405)	(4,355)

Adjusted EBITDA (a)	52,126	40,504	270,647	129,120

Loss (gain) on sale of assets - discontinued operations	407	(21,202)	(88,871)	(21,202)
Gain on sale of assets - continuing operations	—	—	(48)	(42)
Termination costs - discontinued operations	67	—	9,851	—
Planning costs - New Orleans Jazz District	950	—	3,005	—
Loss on early extinguishment of debt - continuing operations	2,150	6,540	2,150	6,540
Loss on early extinguishment of debt - discontinued operations	63	1,575	1,000	1,575

Comparable EBITDA	$55,763	$27,417	$197,734	$115,991

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•

(Loss) gain on sale of assets from discontinued operations amounted to $(407) and $21,202 for the three months ended December 31, 2006 and 2005, respectively and $88,871 and $21,202 for the years ended December 31, 2006 and 2005, respectively.

•	Gain on sale of assets from continuing operations amounted to $48 and $42 for the years ended December 31, 2006 and 2005, respectively.

•

Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $67 and $9,851 for the three months and year ended December 31, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $950 and $3,005 for the three months and year ended December 31, 2006, respectively.

•

Loss on early extinguishment of debt from continuing operations amounted to $2,150 and $6,540 for the three months ended December 31, 2006 and 2005, respectively and $2,150 and $6,540 for the years ended December 31, 2006 and 2005, respectively.

•

Loss on early extinguishment of debt from discontinued operations amounted to $63 and $1,575 for the three months ended December 31, 2006 and 2005, respectively and $1,000 and $1,575 for the years ended December 31, 2006 and 2005, respectively.

Reconciliation of Net (Loss) Income Available to Common Shareholders to

Funds From Operations (FFO), FFO—Fully Converted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2006	2005	2006	2005
Net (loss) income available to common shareholders	$(6,126)	$14,006	$95,586	$23,507
Depreciation and amortization - continuing operations	25,778	12,013	75,135	43,753
Depreciation and amortization - discontinued operations	—	1,555	2,535	8,853
Gain on sale of assets - continuing operations	—	—	(48)	(42)
Gain on sale of assets - discontinued operations	407	(21,202)	(88,871)	(21,202)
Realized portion of deferred gain on sale leasebacks	(1,189)	(1,061)	(4,405)	(4,355)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	339	312	1,320	1,307
Minority interests adjustments	(353)	(2,244)	(1,761)	(10,546)
Adjustments from consolidated affiliates	(494)	—	(2,196)	—
Adjustments from unconsolidated affiliates	1,536	522	6,446	2,096

FFO (a)	19,898	3,901	83,741	43,371
Convertible minority interests	356	5,301	3,588	17,942

FFO - Fully Converted (a)	20,254	9,202	87,329	61,313
Termination costs - discontinued operations	67	—	9,851	—
Deferred tax benefit on termination costs - discontinued operations	(26)	—	(3,842)	—
Planning costs - New Orleans Jazz District	950	—	3,005	—
Deferred tax benefit on planning costs - New Orleans Jazz District	(132)	—	(612)	—
Loss on early extinguishment of debt - continuing operations	2,150	6,540	2,150	6,540
Loss on early extinguishment of debt - discontinued operations	63	1,575	1,000	1,575

Comparable FFO	$23,326	$17,317	$98,881	$69,428

Comparable FFO per weighted-average fully converted shares and units outstanding	$0.30	$0.33	$1.41	$1.55

Weighted-average fully converted shares and units outstanding	77,926	52,763	70,367	44,807

(a)	FFO and FFO - Fully Converted have not been adjusted for the following amounts included in net income available to common shareholders because these (losses) gains and other transactions have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands):

•

Termination costs included in discontinued operations related to the termination of the management agreement at the Marriott Rancho Las Palmas property amounted to $67 and $9,851 for the three months and year ended December 31, 2006, respectively.

•	Deferred tax benefit on termination costs included in discontinued operations amounted to $26 and $3,842 for the three months and year ended December 31, 2006, respectively.

•	Planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $950 and $3,005 for the three months and year ended December 31, 2006, respectively.

•

Deferred tax benefit on planning costs related to the New Orleans Jazz District surrounding the Hyatt Regency New Orleans hotel amounted to $132 and $612 for the three months and year ended December 31, 2006, respectively.

•

Loss on early extinguishment of debt from continuing operations amounted to $2,150 and $6,540 for the three months ended December 31, 2006 and 2005, respectively and $2,150 and $6,540 for the years ended December 31, 2006 and 2005, respectively.

•

Loss on early extinguishment of debt from discontinued operations amounted to $63 and $1,575 for the three months ended December 31, 2006 and 2005, respectively and $1,000 and $1,575 for the years ended December 31, 2006 and 2005, respectively.

Seasonality by Geographic Region

Same store revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (ii) exclusion of Hilton Burbank Airport and Convention Center and Marriott Rancho Las Palmas as their results of operations were reclassified to discontinued operations; and (iii) presentation of the hotels without regard to either ownership structure or leaseholds. Acquisition properties and the related dates of purchase are as follows: Hotel del Coronado (January 9, 2006), Four Seasons Washington, D.C. (March 1, 2006), Westin St. Francis (June 1, 2006) Ritz-Carlton Laguna Niguel (July 7, 2006), Marriott London Grosvenor Square (August 31, 2006) and Fairmont Scottsdale Princess (September 1, 2006).

United States Hotels (as of December 31, 2006)

Acquisition property revenues - 5 Properties and 3,129 Rooms

Same store property revenues - 8 Properties and 4,225 Rooms

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Total
Acquisition property revenues (a)	$31,667	$59,198	$111,663	$122,675	$325,203
Acquisition property revenues (b)	86,784	66,307	9,830	—	162,921
Same store property revenues	94,247	105,914	99,736	104,990	404,887

Total pro forma revenues	$212,698	$231,419	$221,229	$227,665	$893,011
Pro forma seasonality %	23.8%	25.9%	24.8%	25.5%	100.0%

Mexican Hotels (as of December 31, 2006)

Same store property revenues - 2 Properties and 385 Rooms

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Total
Same store property revenues	$20,119	$17,338	$12,233	$19,978	$69,668
Same store seasonality %	28.9%	24.9%	17.5%	28.7%	100.0%

Total North American Hotels (as of December 31, 2006)

Acquisition property revenues - 5 Properties and 3,129 Rooms

Same store property revenues - 10 Properties and 4,610 Rooms

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Total
Acquisition property revenues (a)	$31,667	$59,198	$111,663	$122,675	$325,203
Acquisition property revenues (b)	86,784	66,307	9,830	—	162,921
Same store property revenues	114,366	123,252	111,969	124,968	474,555

Total pro forma revenues	$232,817	$248,757	$233,462	$247,643	$962,679
Pro forma seasonality %	24.2%	25.8%	24.3%	25.7%	100.0%

European Hotels (as of December 31, 2006)

Acquisition property revenues - 1 Property and 236 Rooms

Same store property revenues - 3 Properties and 841 Rooms

	Three Months Ended
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	Total
Acquisition property revenues (a)	$—	$—	$3,705	$12,005	$15,710
Acquisition property revenues (b)	7,140	9,082	6,143	—	22,365
Same store property revenues	17,303	25,814	27,433	23,353	93,903

Total pro forma revenues	$24,443	$34,896	$37,281	$35,358	$131,978
Pro forma seasonality %	18.5%	26.4%	28.3%	26.8%	100.0%

(a)	Acquisition property revenues for our period of ownership
(b)	Acquisition property revenues prior to our period of ownership

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable period basis. Adjustments include (i) exclusion of Hotel del Coronado, Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the three months ended December 31, 2006 and 2005; exclusion of InterContinental Chicago, InterContinental Miami, Fairmont Chicago, Hotel del Coronado and Four Seasons Washington, D.C., Westin St. Francis, Ritz-Carlton Laguna Niguel, Marriott London Grosvenor Square and Fairmont Scottsdale Princess partial year results for the years ended December 31, 2006 and 2005; (ii) exclusion of Hyatt Regency New Orleans due to a hurricane that ceased significant operations in August 2005; (iii) exclusion of Embassy Suites Lake Buena Vista Resort, Marriott Schaumburg, Marriott Rancho Las Palmas and Hilton Burbank Airport and Convention Center as these properties results of operations were reclassified to discontinued operations; and (iv) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2006)

8 Properties (three month period) and 5 Properties (year end period)

4,225 Rooms (three month period) and 2,107 (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$201.43	$186.90	7.8%		$198.45	$185.66	6.9%
Average Occupancy	69.6%	67.5%	2.1	pts	71.5%	70.8%	0.7	pts
RevPAR	$140.18	$126.15	11.1%		$141.90	$131.45	7.9%
Total RevPAR	$264.81	$247.23	7.1%		$286.32	$268.52	6.6%
Property EBITDA Margin	21.7%	23.6%	(1.9	) pts	23.2%	22.2%	1.0	pts

Mexican Hotels (as of December 31, 2006)

2 Properties

385 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$433.09	$383.37	13.0%		$430.67	$369.90	16.4%
Average Occupancy	72.6%	70.0%	2.6	pts	68.2%	70.4%	(2.2	) pts
RevPAR	$314.40	$268.22	17.2%		$293.54	$260.47	12.7%
Total RevPAR	$564.03	$454.55	24.1%		$496.03	$444.21	11.7%
Property EBITDA Margin	32.1%	27.8%	4.3	pts	33.1%	30.1%	3.0	pts

North American Same Store Hotels (as of December 31, 2006)

10 Properties (three month period) and 7 Properties (year end period)

4,610 Rooms (three month period) and 2,492 Rooms (year end period)

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$221.18	$203.28	8.8%		$232.89	$213.69	9.0%
Average Occupancy	69.8%	67.7%	2.1	pts	71.0%	70.7%	0.3	pts
RevPAR	$154.47	$137.61	12.3%		$165.32	$151.16	9.4%
Total RevPAR	$289.34	$263.95	9.6%		$318.72	$295.37	7.9%
Property EBITDA Margin	23.3%	24.2%	(0.9	) pts	25.6%	24.0%	1.6	pts

European Same Store Hotels (as of December 31, 2006)

3 Properties

841 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
Average Daily Rate	$253.82	$206.77	22.8%		$260.25	$238.67	9.0%
Average Occupancy	80.8%	80.0%	0.8	pts	83.6%	80.1%	3.5	pts
RevPAR	$205.06	$165.50	23.9%		$217.60	$191.16	13.8%
Total RevPAR	$301.83	$244.55	23.4%		$305.91	$268.41	14.0%
Property EBITDA Margin	33.5%	38.3%	(4.8	)pts	38.1%	40.6%	(2.5	)pts

Selected Financial and Operating Information by Property (In Thousands, Except Operating Information)

The following tables present selected financial and operating information by property for the three months and years ended December 31, 2006 and 2005. Property EBITDA reflects property net operating income plus depreciation and amortization.

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
FAIRMONT CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$17,748	$16,289	9.0%		$65,970	N/A	N/A
Property EBITDA	$3,988	$3,990	(0.1)%		$14,501	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the year ended December 31, 2005, average occupancy was 73.0%, ADR was $189.49, RevPAR was $138.41 and Total RevPAR was $238.52.):

Rooms	685	691	(6)		685	N/A	N/A
Average occupancy	71.3%	69.4%	1.9	pts	74.9%	N/A	N/A
ADR	$225.95	$208.78	8.2%		$209.23	N/A	N/A
RevPAR	$161.11	$144.96	11.1%		$156.74	N/A	N/A
Total RevPAR	$281.62	$256.23	9.9%		$262.58	N/A	N/A

FAIRMONT SCOTTSDALE PRINCESS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$23,908	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$6,741	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 70.6%, ADR was $216.38, RevPAR was $152.68 and Total RevPAR was $383.54. For the year ended December 31, 2006, average occupancy was 76.4%, ADR was $229.62, RevPAR was $175.50 and Total RevPAR was $401.83. For the year ended December 31, 2005, average occupancy was 76.1%, ADR was $215.79, RevPAR was $164.23 and Total RevPAR was $383.43):

Rooms	651	N/A	N/A		N/A	N/A	N/A
Average occupancy	71.2%	N/A	N/A		N/A	N/A	N/A
ADR	$238.31	N/A	N/A		N/A	N/A	N/A
RevPAR	$169.68	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$399.19	N/A	N/A		N/A	N/A	N/A

FOUR SEASONS WASHINGTON, D.C.
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$13,785	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$2,905	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 66.1%, ADR was $455.64, RevPAR was $300.98 and Total RevPAR was $580.31. For the year ended December 31, 2006, average occupancy was 70.0%, ADR was $495.72, RevPAR was $347.07 and Total RevPAR was $635.57. For the year ended December 31, 2005, average occupancy was 37.6%, ADR was $498.69, RevPAR was $187.31 and Total RevPAR was $386.61.):

Rooms	211	N/A	N/A		N/A	N/A	N/A
Average occupancy	71.8%	N/A	N/A		N/A	N/A	N/A
ADR	$503.40	N/A	N/A		N/A	N/A	N/A
RevPAR	$361.47	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$710.13	N/A	N/A		N/A	N/A	N/A

	Three Months Ended December 31				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
HOTEL DEL CORONADO
Selected Financial Information (This table includes financial information only for our period of ownership. Amounts below are 100% of operations, of which SHR owns 45%.):
Total revenues	$31,220	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$10,596	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 71.2%, ADR was $283.94, RevPAR was $202.17 and Total RevPAR was $455.53. For the year ended December 31, 2006, average occupancy was 80.0%, ADR was $337.56, RevPAR was $270.18 and Total RevPAR was $544.31. For the year ended December 31, 2005, average occupancy was 81.3%, ADR was $309.76, RevPAR was $251.95 and Total RevPAR was $507.20.):

Rooms	679	N/A	N/A		N/A	N/A	N/A
Average occupancy	70.1%	N/A	N/A		N/A	N/A	N/A
ADR	$310.91	N/A	N/A		N/A	N/A	N/A
RevPAR	$218.09	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$499.78	N/A	N/A		N/A	N/A	N/A

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$10,389	$9,218	12.7%		$41,062	$38,077	7.8%
Property EBITDA	$2,774	$1,313	111.3%		$10,854	$8,247	31.6%

Selected Operating Information:
Rooms	419	419	—		419	419	—
Average occupancy	77.2%	66.4%	10.8	pts	77.3%	76.4%	0.9	pts
ADR	$169.55	$161.82	4.8%		$180.39	$163.83	10.1%
RevPAR	$130.95	$107.46	21.9%		$139.50	$125.10	11.5%
Total RevPAR	$269.51	$239.13	12.7%		$268.49	$248.98	7.8%

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$9,206	$9,333	(1.4)%		$37,643	$36,169	4.1%
Property EBITDA	$2,170	$2,102	3.2%		$9,963	$8,911	11.8%

Selected Operating Information:
Rooms	696	696	—		696	696	—
Average occupancy	58.0%	61.8%	(3.8	) pts	66.4%	64.9%	1.5	pts
ADR	$142.92	$135.55	5.4%		$136.03	$133.31	2.0%
RevPAR	$82.91	$83.83	(1.1)%		$90.35	$86.58	4.4%
Total RevPAR	$143.77	$145.76	(1.4)%		$148.18	$142.38	4.1%

INTERCONTINENTAL CHICAGO
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$19,550	$16,923	15.5%		$72,249	N/A	N/A
Property EBITDA	$6,336	$5,776	9.7%		$23,523	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the year ended December 31, 2005, average occupancy was 72.9%, ADR was $182.50, RevPAR was $133.03 and Total RevPAR was $207.70.):

Rooms	792	807	(15)		792	N/A	N/A
Average occupancy	79.6%	72.1%	7.5	pts	79.9%	N/A	N/A
ADR	$222.55	$196.21	13.4%		$205.40	N/A	N/A
RevPAR	$177.17	$141.55	25.2%		$164.16	N/A	N/A
Total RevPAR	$268.31	$227.94	17.7%		$249.93	N/A	N/A

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
INTERCONTINENTAL MIAMI
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$11,502	$10,816	6.3%		$46,579	N/A	N/A
Property EBITDA	$2,842	$2,746	3.5%		$12,589	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the year ended December 31, 2005, average occupancy was 72.0%, ADR was $154.04, RevPAR was $110.89 and Total RevPAR was $190.62.):

Rooms	641	641	—		641	N/A	N/A
Average occupancy	65.3%	66.4%	(1.1	) pts	67.3%	N/A	N/A
ADR	$171.07	$164.89	3.7%		$174.03	N/A	N/A
RevPAR	$111.74	$109.52	2.0%		$117.14	N/A	N/A
Total RevPAR	$195.04	$183.41	6.3%		$199.09	N/A	N/A

LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$10,100	$9,479	6.6%		$45,390	$42,784	6.1%
Property EBITDA	$2,668	$2,785	(4.2)%		$14,267	$13,921	2.5%

Selected Operating Information:
Rooms	342	342	—		342	342	—
Average occupancy	74.5%	69.9%	4.6	pts	84.1%	83.1%	1.0	pts
ADR	$266.40	$261.20	2.0%		$279.74	$263.34	6.2%
RevPAR	$198.41	$182.63	8.6%		$235.15	$218.81	7.5%
Total RevPAR	$321.00	$301.26	6.6%		$363.61	$342.74	6.1%

MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$12,642	$12,960	(2.5)%		$40,138	$38,474	4.3%
Property EBITDA	$2,344	$2,448	(4.2)%		$7,478	$6,259	19.5%

Selected Operating Information:
Rooms	389	389	—		389	389	—
Average occupancy	65.0%	67.8%	(2.8	) pts	64.1%	66.7%	(2.6	) pts
ADR	$138.62	$124.04	11.8%		$136.65	$121.57	12.4%
RevPAR	$90.03	$84.04	7.1%		$87.53	$81.14	7.9%
Total RevPAR	$290.17	$297.27	(2.4)%		$283.47	$271.18	4.5%

RITZ-CARLTON HALF MOON BAY
Selected Financial Information :
Total revenues	$13,853	$13,488	2.7%		$55,852	$50,973	9.6%
Property EBITDA	$(383)	$2,057	(118.6)%		$8,578	$8,508	0.8%

Selected Operating Information:
Rooms	261	261	—		261	261	—
Average occupancy	65.9%	63.8%	2.1	pts	70.3%	67.4%	2.9	pts
ADR	$341.78	$336.71	1.5%		$343.86	$328.99	4.5%
RevPAR	$225.08	$214.87	4.8%		$241.81	$221.71	9.1%
Total RevPAR	$576.92	$561.72	2.7%		$586.28	$535.07	9.6%

	Three Months Ended December 31,			Years Ended December 31,
	2006	2005	Change	2006	2005	Change
RITZ-CARLTON LAGUNA NIGUEL
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$17,936	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$3,445	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 41.2%, ADR was $296.66, RevPAR was $122.31 and Total RevPAR was $340.92. For the year ended December 31, 2006, average occupancy was 69.0%, ADR was $371.41, RevPAR was $256.21 and Total RevPAR was $536.01. For the year ended December 31, 2005, average occupancy was 48.1%, ADR was $333.75, RevPAR was $160.63 and Total RevPAR was $358.37.):

Rooms	393	N/A	N/A	N/A	N/A	N/A
Average occupancy	64.7%	N/A	N/A	N/A	N/A	N/A
ADR	$337.30	N/A	N/A	N/A	N/A	N/A
RevPAR	$218.10	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$496.07	N/A	N/A	N/A	N/A	N/A

WESTIN ST. FRANCIS
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$35,826	N/A	N/A	N/A	N/A	N/A
Property EBITDA	$6,337	N/A	N/A	N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 84.3%, ADR was $179.01, RevPAR was $150.85 and Total RevPAR was $301.97. For the year ended December 31, 2006, average occupancy was 79.5%, ADR was $201.20, RevPAR was $159.85 and Total RevPAR was $302.38. For the year ended December 31, 2005, average occupancy was 83.4%, ADR was $176.44, RevPAR was $147.15 and Total RevPAR was $274.33.):

Rooms	1,195	N/A	N/A	N/A	N/A	N/A
Average occupancy	78.7%	N/A	N/A	N/A	N/A	N/A
ADR	$212.98	N/A	N/A	N/A	N/A	N/A
RevPAR	$167.52	N/A	N/A	N/A	N/A	N/A
Total RevPAR	$325.87	N/A	N/A	N/A	N/A	N/A

HYATT REGENCY NEW ORLEANS
Selected Financial Information (For 2006, no financial information is provided as the hotel is under redevelopment):
Total revenues	N/A	N/A	N/A	N/A	$40,011	N/A
Property EBITDA	N/A	N/A	N/A	N/A	$9,790	N/A

Selected Operating Information (For 2006 and the three months ended December 31, 2005, no statistics are provided as the hotel is under redevelopment. The number of rooms for the year ended December 31, 2005 was calculated using an average rate assuming no rooms were in use for the months of September through December due to the hurricane.):

Rooms	N/A	N/A	N/A	N/A	779	N/A
Average occupancy	N/A	N/A	N/A	N/A	59.6%	N/A
ADR	N/A	N/A	N/A	N/A	$140.59	N/A
RevPAR	N/A	N/A	N/A	N/A	$83.80	N/A
Total RevPAR	N/A	N/A	N/A	N/A	$140.80	N/A

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$7,357	$6,281	17.1%		$23,239	$22,777	2.0%
Property EBITDA	$2,138	$1,466	45.8%		$5,297	$4,941	7.2%

Selected Operating Information:
Rooms	240	240	—		240	240	—
Average occupancy	68.6%	67.0%	1.6	pts	60.8%	64.7%	(3.9	) pts
ADR	$242.75	$224.25	8.2%		$239.15	$220.72	8.3%
RevPAR	$166.45	$150.22	10.8%		$145.42	$142.86	1.8%
Total RevPAR	$333.20	$284.47	17.1%		$265.29	$260.01	2.0%

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$12,621	$9,610	31.3%		$46,429	$38,835	19.6%
Property EBITDA	$4,281	$2,957	44.8%		$17,776	$13,623	30.5%

Selected Operating Information:
Rooms	145	140	5		145	140	5
Average occupancy	79.3%	75.1%	4.2	pts	80.4%	80.2%	0.2	pts
ADR	$705.66	$626.81	12.6%		$670.90	$576.34	16.4%
RevPAR	$559.29	$470.50	18.9%		$539.05	$462.10	16.7%
Total RevPAR	$946.10	$746.12	26.8%		$878.51	$759.98	15.6%

	Three Months Ended December 31,				Years Ended December 31,
	2006	2005	Change		2006	2005	Change
INTERCONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHR owned 35% prior to August 3, 2006):
Total revenues	$9,176	$7,866	16.7%		$35,698	$33,609	6.2%
Property EBITDA	$3,580	$3,618	(1.1)%		$14,891	$15,364	(3.1)%

Selected Operating Information:
Rooms	372	372	—		372	372	—
Average Occupancy	77.5%	81.2%	(3.7	) pts	81.0%	80.1%	0.9 pts
ADR	$202.82	$172.50	17.6%		$205.56	$198.93	3.3%
RevPAR	$157.10	$140.11	12.1%		$166.49	$159.31	4.5%
Total RevPAR	$268.12	$229.84	16.7%		$262.91	$247.53	6.2%

MARRIOTT HAMBURG
Selected Financial Information:
Total revenues	$5,205	$4,564	14.0%		$20,805	$17,183	21.1%
Property EBITDA	$1,335	$1,219	9.5%		$5,225	$5,005	4.4%

Selected Operating Information:
Rooms	277	277	—		277	277	—
Average occupancy	80.6%	80.4%	0.2	pts	84.4%	78.8%	5.6	pts
ADR	$173.56	$147.04	18.0%		$169.83	$146.42	16.0%
RevPAR	$139.96	$118.15	18.5%		$143.29	$115.39	24.2%
Total RevPAR	$204.25	$179.09	14.0%		$205.78	$169.95	21.1%

MARRIOTT LONDON GROSVENOR SQUARE
Selected Financial Information (This table includes financial information only for our period of ownership):
Total revenues	$12,005	N/A	N/A		N/A	N/A	N/A
Property EBITDA	$4,688	N/A	N/A		N/A	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the three months ended December 31, 2005, average occupancy was 73.7%, ADR was $320.84, RevPAR was $236.42 and Total RevPAR was $409.49. For the year ended December 31, 2006, average occupancy was 80.9%, ADR was $350.79, RevPAR was $283.94 and Total RevPAR was $442.00. For the year ended December 31, 2005, average occupancy was 76.9%, ADR was $303.52, RevPAR was $233.39 and Total RevPAR was $347.03.):

Rooms	236	N/A	N/A		N/A	N/A	N/A
Average occupancy	80.5%	N/A	N/A		N/A	N/A	N/A
ADR	$379.74	N/A	N/A		N/A	N/A	N/A
RevPAR	$305.60	N/A	N/A		N/A	N/A	N/A
Total RevPAR	$552.92	N/A	N/A		N/A	N/A	N/A

PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$8,972	$6,491	38.2%		$37,400	$31,600	18.4%
Property EBITDA	$2,903	$2,405	20.7%		$15,699	$13,091	19.9%

Selected Operating Information:
Rooms	192	192	—		192	192	—
Average occupancy	87.5%	77.3%	10.2	pts	87.6%	82.0%	5.6	pts
ADR	$448.08	$366.09	22.4%		$483.91	$441.84	9.5%
RevPAR	$391.91	$283.00	38.5%		$423.82	$362.18	17.0%
Total RevPAR	$507.93	$367.47	38.2%		$533.68	$450.91	18.4%

Reconciliation of Property EBITDA to EBITDA

(in thousands)

	Three Months Ended December 31,				Years Ended December 31,
	2006		2005		2006		2005
Hotel	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA	Property EBITDA	EBITDA

Fairmont Chicago (a)	$3,988	$3,988	$3,990	$3,990	$14,501	$14,501	$—	$6,357
Fairmont Scottsdale Princess (a)	6,741	6,741	—	—	—	7,995	—	—
Four Seasons Washington, D.C. (a)	2,905	2,905	—	—	—	9,156	—	—
Hotel del Coronado (b)	10,596	—	—	—	—	—	—	—
Hyatt Regency La Jolla at Aventine	2,774	2,774	1,313	1,313	10,854	10,854	8,247	8,247
Hyatt Regency Phoenix	2,170	2,170	2,102	2,102	9,963	9,963	8,911	8,911
InterContinental Chicago (a)	6,336	6,336	5,776	5,776	23,523	23,523	—	18,299
InterContinental Miami (a)	2,842	2,842	2,746	2,746	12,589	12,589	—	6,439
Loews Santa Monica Beach Hotel	2,668	2,668	2,785	2,785	14,267	14,267	13,921	13,921
Marriott Lincolnshire Resort	2,344	2,344	2,448	2,448	7,478	7,478	6,259	6,259
Ritz-Carlton Half Moon Bay	(383)	(383)	2,057	2,057	8,578	8,578	8,508	8,508
Ritz-Carlton Laguna Niguel (a)	3,445	3,445	—	—	—	10,774	—	—
Westin St. Francis (a)	6,337	6,337	—	—	—	16,026	—	—
Hyatt Regency New Orleans	—	(770)	—	(172)	—	(2,890)	9,790	9,790
Four Seasons Mexico City	2,138	2,138	1,466	1,466	5,297	5,297	4,941	4,941
Four Seasons Punta Mita Resort	4,281	4,281	2,957	2,957	17,776	17,776	13,623	13,623
InterContinental Prague (c)	3,580	3,872	3,618	—	14,891	6,624	15,364	—
Marriott Hamburg (d)	1,335	257	1,219	48	5,225	733	5,005	135
Marriott London Grosvenor Square (a)	4,688	4,688	—	—	—	6,032	—	—
Paris Marriott Champs Elysees (d)	2,903	1,143	2,405	236	15,699	5,384	13,091	2,888

	$71,688	$57,776	$34,882	$27,752	$160,641	$184,660	$107,660	$108,318

Adjustments:
Corporate expenses		$(7,030)		$(6,237)		$(25,383)		$(21,023)
Interest income		999		942		4,263		2,005
Loss on early extinguishment of debt		(2,150)		(6,540)		(2,150)		(6,540)
Equity in (losses) earnings of joint ventures		(1,320)		503		(1,066)		2,818
Other income, net		712		1,195		4,400		5,541
(Loss) income from discontinued operations (excluding minority interest)		(475)		21,502		87,760		25,768
Depreciation and amortization - discontinued operations		—		1,555		2,535		8,853
Interest expense - discontinued operations		(63)		999		1,855		4,702
Income taxes - discontinued operations		—		(1,103)		(3,981)		(1,103)
Minority interest expense in consolidated affiliates		(32)		—		(763)		—
Adjustments from consolidated affiliates		(1,014)		—		(4,310)		—
Adjustments from unconsolidated affiliates		5,912		1,031		27,431		4,166
Other adjustments		—		(34)		(199)		(30)

EBITDA		$53,315		$41,565		$275,052		$133,475

(a)	We have included the results of hotels acquired in Property EBITDA above for our period of ownership.
(b)	On January 9, 2006 we closed the acquisition of a 45% joint venture ownership interest in SHC KSL Partners, LP, the existing owner of the Hotel del Coronado in Coronado, California (San Diego). We account for our investment under the equity method of accounting. Our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations. We have included the results of this hotel in Property EBITDA above for our period of ownership.
(c)	On August 3, 2006, we purchased our joint venture partner’s 65% interest in the entity that owns the InterContinental Prague. Prior to August 3, 2006 our equity in earnings of the hotel joint venture is included in equity in earnings of joint ventures in our consolidated statements of operations.
(d)	We have leasehold interests in these properties. Therefore, EBITDA represents the lease revenue less the lease expense recorded in our statements. Property EBITDA represents the revenue less expenses generated by the property.